UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2004

ASHWORTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18553	84-1052000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2765 Loker Avenue West
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-6610

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

     On July 7, 2004, Ashworth, Inc. issued a press release announcing a settlement in principle to conclude a securities class action lawsuit brought against the Company and certain current and former directors and officers in the United States District Court for the Southern District of California. The press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibit

99.1	Copy of press release issued by Ashworth, Inc. on July 7, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHWORTH, INC.

Date: July 7, 2004	By:	/s/Terence W. Tsang

Terence W. Tsang Executive VP, COO & CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ashworth, Inc. press release dated July 7, 2004 announcing a tentative settlement to conclude a securities class action lawsuit brought against the Company and certain current and former directors and officers in the United States District Court for the Southern District of California.